Exhibit 99.1

FOR IMMEDIATE RELEASE

Leidos to Acquire Dynetics, Strengthening its Innovation and Leadership Position in Defense, Intelligence, and Civil Markets

Transaction Expands Leidos’ Portfolio with New Offerings and Technical Capabilities

Projected to be Immediately Accretive to Leidos’ Revenue Growth, EBITDA Margins and Non-GAAP EPS upon closing

Significant Value Creation Opportunities through Revenue Synergies

Leidos to Host Conference Call Today at 5:00 p.m. ET

RESTON, Va., December 17, 2019—Leidos Holdings, Inc. (NYSE: LDOS) (“Leidos”), a FORTUNE® 500 science and technology leader, today announced that it has entered into a definitive agreement to acquire privately-owned Dynetics, Inc. (“Dynetics”), an industry-leading applied research and national security solutions company, for $1.65 billion in cash. The Board of Directors of both companies unanimously approved the transaction.

Dynetics, headquartered in Huntsville, Alabama, with offices throughout the United States, is a leading provider of high-technology, mission-critical services and solutions to the U.S. Government, with a proven history addressing the nation’s most challenging and technologically advanced missions. The addition of Dynetics will enhance Leidos’ leadership position across its Defense, Intelligence, and Civil Groups. The transaction will also accelerate opportunities within the Leidos Innovations Center (LInC), the Company’s innovation engine that researches and develops new technologies and solutions to address the most challenging customer requirements. Once the transaction is completed, Dynetics will operate as a wholly-owned subsidiary of Leidos. Dynetics’ Chief Executive Officer will lead the subsidiary and report directly to Leidos’ Chief Executive Officer.

“Dynetics is an innovative company with a talented team that will deepen our identity as a national security systems provider and enhance our platform to deliver sustainable, profitable growth,” said Leidos Chairman and CEO Roger Krone. “The addition of Dynetics will significantly increase our capabilities for rapid prototyping and agile system integration and production, enhancing our overall offerings and services to customers. Through the LInC, Leidos develops groundbreaking solutions leveraging a wide range of technologies. Dynetics will further accelerate those efforts, including in hypersonics, space solutions, autonomy and advanced sensors. With Dynetics, we will build on our existing relationships with key U.S. Government customers, particularly in strategically important Huntsville, Alabama. This transaction is projected to be immediately accretive to revenue growth, EBITDA margins, and non-GAAP EPS upon closing.”

Krone continued, “Dynetics has a powerful suite of services and solutions and an outstanding team of employees driving its success. Together, we will advance our strategy of solving the toughest scientific and engineering problems by leveraging our collective strengths, driven by a shared commitment to innovation. We look forward to welcoming the Dynetics team to Leidos and working together to continue our united mission of excellence, ethics, integrity, and service to customers.”

“Dynetics is an innovator and an industry leader,” said David King, Dynetics chief executive officer. “This transaction will enhance and accelerate our ability to serve customers and ensure their future success. As we have continuously stated, Dynetics is more than just a company, we are a true partner, and today’s announcement will allow us to play an even bigger role serving and meeting the evolving needs of important U.S. Government customers.  We are excited to be a part of the Leidos team.”

Compelling Strategic and Operational Benefits

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Adds Innovative Capabilities in High Growth Areas: The addition of Dynetics represents an opportunity to grow in new, attractive segments, including hypersonics, space, and weapons solutions. In particular, Dynetics brings top programs in small glide munitions, hypersonics, and directed energy, which will be a complementary fit and growth driver within the Leidos Defense portfolio. The enhanced diversification of products and services will enable Leidos to capitalize on new opportunities for growth.

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Expands Rapid Prototyping and Secure Agile Manufacturing & Systems Integration Capabilities: Dynetics’ rapid prototyping and secure agile manufacturing and systems integration capabilities will complement Leidos’ current ability within the LInC to further enhance innovation and help customers achieve their goals. Specifically, Dynetics’ prototyping expertise spans radars, air vehicles, weapons, c-UAS systems, space, and avionics. Through the transaction, Leidos will gain more than 350,000 square feet of production space, which will support full-cycle product development capabilities from concept through assembly, test and production.

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Bolsters Footprint in Strategic Huntsville Location: Dynetics’ location in Huntsville builds on Leidos’ current presence in this strategically important city. Dynetics’ Huntsville headquarters provides close proximity to key customers and a strong campus environment with co-located engineering, manufacturing and test capabilities. The talented team at Dynetics also brings deep and well-established customer and community connections.

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Expands Relationships with Existing Customers: Dynetics brings strong customer relationships that will build on Leidos’ existing relationships, including with the U.S. Army, Defense Intelligence Agency (DIA), Defense Advanced Research Projects Agency (DARPA), National Aeronautics and Space Administration (NASA), U.S. Army Rapid Capabilities and Critical Technologies Office (RCCTO) and United States Special Operations Command (SOCOM). This will provide an opportunity for Leidos to grow its opportunity space with current customers, particularly in Huntsville.

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Enhances Talent to Provide Value for Customers: With the addition of Dynetics’ more than 1,000 engineers and 1,000 technical specialists, Leidos will have greater technical expertise and talent that will benefit its collective customers. The transaction will unite two highly skilled workforces with a strong commitment to serving customers and communities and solving problems.

Transaction Details

The transaction is expected to be immediately accretive to Leidos’ revenue growth, EBITDA margins, and non-GAAP diluted earnings per share upon closing.

Leidos expects to fund the $1.65 billion cash transaction through a combination of cash on hand and incremental debt.

Approvals and Timing

The transaction is expected to close in the first quarter of 2020, subject to the satisfaction of customary closing conditions, including receipt of regulatory approvals.

Advisors

Baird is serving as exclusive financial advisor to Leidos, and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal advisor in connection with the transaction. Jefferies LLC is serving as exclusive financial advisor to Dynetics and King & Spalding LLP is serving as legal advisor in connection with the transaction. Dynetics retained Grant Thornton LLP as accounting advisor and Avascent for strategic industry advisory services.

Conference Call & Webcast

Leidos will host a conference call today, December 17, 2019, at 5:00 p.m. Eastern Time.

The details for the conference call follow:
Date: December 17, 2019
Time: 5:00 p.m. ET

To Listen via the Internet:
The company offers a live and replay audio broadcast of the conference call with corresponding supplemental information at http://ir.leidos.com.

To Listen via Telephone:

877-869-3847 (toll-free U.S.)

+1-201-689-8261 (for International Callers)

Replay:
After the call concludes, an audio replay can be accessed on the Leidos Investor Relations website or by dialing +1 (877) 660-6853 (toll-free U.S.) or +1 (201) 612-7415 (international collars) and entering conference ID 13697603. The replay will be available through December 24, 2019.

About Leidos

Leidos is a Fortune 500® information technology, engineering, and science solutions and services leader working to solve the world's toughest challenges in the defense, intelligence, homeland security, civil, and health markets. The company's 34,000 employees support vital missions for government and commercial customers. Headquartered in Reston, Va., Leidos reported annual revenues of approximately $10.19 billion for the fiscal year ended December 28, 2018. For more information, visit www.Leidos.com.

About Dynetics

Dynetics provides responsive, cost-effective engineering, scientific, IT solutions to the national security, cybersecurity, space, and critical infrastructure sectors. Our portfolio features highly specialized technical services and a range of software and hardware products, including components, subsystems, and complex end-to-end systems. The company of more than 2,300 employee-owners is based in Huntsville, Ala., and has offices throughout the U.S. For more information, visit www.dynetics.com.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements contained in this release involve risks and uncertainties that may affect Leidos’ operations, markets, products, services, prices and other factors as discussed in filings with the Securities and Exchange Commission (the "SEC"). Without limiting the foregoing, forward-looking statements often use words such as “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “seek,” “project”, “target,” “goal,” “may,” “will,” “would,” “could,” “should,” “can,” “continue” and other words of similar meaning in connection with a discussion of the transaction or future operating or financial performance or events. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental and technological factors. Accordingly, there is no assurance that the expectations of Leidos will be realized. This release also contains statements about the proposed acquisition of Dynetics that are based on assumptions currently believed to be valid but involve significant risks and uncertainties, many of which are beyond Leidos’ control, which could cause Leidos’ actual results to differ materially from these forward-looking statements with respect to the transaction, including risks relating to the completion of the transaction on anticipated terms and timing, including regulatory approvals, anticipated tax treatment, ability to retain key personnel, the dependency of the transaction on market conditions and the impact of a change in market conditions on the value to be received in the transaction, unforeseen liabilities, future capital expenditures, uncertainty as to the expected financial condition and economic performance of the company following the closing, including future revenues, expenses, earnings, indebtedness, losses, prospects, business strategies for the management, expansion and growth of the company following the closing, Leidos' ability to integrate the businesses successfully and to achieve anticipated synergies, and the risk that disruptions from the transaction will harm Leidos' business. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Leidos' consolidated financial condition, results of operations or liquidity. For a discussion identifying additional important factors that could cause actual results to vary materially from those anticipated in the forward-looking statements, see Leidos' filings with the SEC, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" in Leidos' annual report on Form 10-K for the year ended December 2018, and in its quarterly reports on Form 10-Q which are available at http://www.Leidos.com and at the SEC's web site at http://www.sec.gov. The forward-looking statements contained in this release are made only as of the date of this release. Readers are cautioned not to put undue reliance on forward-looking statements. Leidos assumes no obligation to provide revisions or updates to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Contacts

Media:
Melissa Koskovich
(571) 526-6850
Melissa.L.Koskovich@Leidos.com

Kristina Hendrix
(256) 713-5453
Kristina.hendrix@dynetics.com

Investors:
Kelly P. Hernandez
(571) 526-6404
ir@leidos.com